Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 033-70870, No. 333-84295, No. 333-101755, and No. 333-122507) of SonomaWest Holdings, Inc. of our report dated September 29, 2008, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.  We also consent to the incorporation by reference of our report dated September 29, 2008 relating to the financial statement schedule, which appears in this Form 10-K.

 /s/ Macias Gini & O'Connell
Sacramento, California

September 29, 2008